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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 2-98306, 33-13066, 33-64677, 333-24609 and 333-
37953) of Commonwealth Telephone Enterprises, Inc. of our report dated June 28, 2000 relating to the financial statements of the Commonwealth Telephone Company Bargaining Employees 401(k) Plan for the year ended December 31, 1999, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 28, 2000